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                                                                   EXHIBIT 10.33

                        STRATEGIC RELATIONSHIP AGREEMENT


         THIS STRATEGIC RELATIONSHIP AGREEMENT (this "Agreement") is entered into as of January 7, 2000, by and among MEDIBUY.COM, INC., a Delaware corporation having its principal place of business at 10120 Pacific Heights Boulevard, Suite 100, San Diego, California 92121 (the "Company"), Allianz Capital Partners, GmbH, and Jochen Noelke (each a "Strategic Partner" and together the "Strategic Partners").

                                    RECITALS

         WHEREAS, the Company is in the business of providing web-based commerce and content applications for the global healthcare community of buyers and vendors (the "Business"), and desires to take steps to explore and potentially expand the Business to include Europe; and

         WHEREAS, each of the Strategic Partners severally has information, knowledge and relationships which may be of assistance to the Company in pursuing such expansion of the Business, which information, knowledge and relationships the Company desires to obtain from the Strategic Partners and the Strategic Partners desire to make available to the Company on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties agree as follows:

         1. INFORMATION. Each of the Strategic Partners hereby severally agrees that, from time to time during the "Term" (as defined below) upon the request of the Company, each Strategic Partner shall use good faith efforts to provide the Company on a timely basis with information and know-how concerning (i) European health care markets generally, (ii) distribution channels for the sale of health care related products in European markets, (iii) competitive enterprises in the European markets as they are identified by the Company or either Strategic Partner, (iv) practice and custom concerning the distribution and sale of health care products in European markets, and (v) identification of, and introduction to, additional sources of information regarding European markets. In addition, during the Term and upon the request of the Company, each Strategic Partner shall use good faith efforts to provide the Company on timely basis with introductions to persons or entities which may be beneficial to the Company in the European expansion of the Business.

         The Company acknowledges that neither Strategic Partner makes any representations or warranties regarding (i) the accuracy or completeness of any information provided to the Company, (ii) the value of such information, or
(iii) any outcome or expected benefit to the Company from the use of such information. The Company also acknowledges that neither Strategic Party shall be obligated to provide any information if, in the reasonable opinion of such Strategic Partner, the provision of such information would violate applicable laws, rules or regulations, or any contract binding on such Strategic Partner restricting the use or disclosure of such information. Each Strategic Partner hereby disclaims any and all warranties concerning any information provided to the Company.

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         2. TERM. This Agreement shall commence on the date hereof and shall terminate on the first anniversary hereof unless extended by the mutual written agreement of the parties. The Company may terminate this Agreement at any time with regard to a Strategic Partner upon delivery of written notice to such Strategic Partner.

         3.       MISCELLANEOUS.

                  3.1 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time. This Agreement and the obligations hereunder may not be assigned without the prior written consent of all of the parties.

                  3.2 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  3.3 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  3.4 AMENDMENT AND WAIVER. This Agreement may be amended or modified only upon the written consent of the Company and the Strategic Partners. The obligations and the rights of the parties under the Agreement may be waived only with the written consent of the party from whom such waiver is sought.

                  3.5 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) ten (10) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) four (4) business days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at the addresses for such parties on the books and records of the parties or at such other address as the any party may desire to designate by ten (10) days advance written notice to the other parties hereto.

                  3.6 EXPENSES. Each party shall bear its own expenses in the negotiation, execution and performance of this Agreement.

                  3.7 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

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                  3.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  3.9 CONFIDENTIALITY. Each Strategic Partner and the Company severally agrees that, except with the prior written consent of the party from whom such information was obtained, it shall at all times keep confidential and not divulge, furnish or make accessible to any third party any confidential information, knowledge or data concerning or relating to the Business or provided by a Strategic Partner pursuant to Section 1 above; provided, however, that no party shall be under such obligation with respect to any information, knowledge or data which (i) becomes publicly known and made generally available through no wrongful act of such party or (ii) is publicly known and generally available in the public domain prior to the time of disclosure.

         3.10 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

         3.11 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.











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         IN WITNESS WHEREOF, the parties hereto have executed this Strategic
Relationship Agreement as of the date first set forth above.


                         COMPANY:


                         MEDIBUY.COM, INC.


                         By: /S/ NORMAN FARQUHAR
                            -------------------------------
                         Name:   Norman Farquhar
                              -----------------------------
                         Title:  EVP & CFO
                               ----------------------------

                         STRATEGIC PARTNERS:


                         ALLIANZ CAPITAL PARTNERS, GMBH


                         By: /S/ THOMAS PUTTER   /S/ MARTIN ARNOLD
                            -------------------------------
                         Name: Thomas Putter         Martin Arnold
                              -----------------------------
                         Title:   CEO             Sen. Inv. Manager
                               ----------------------------

                         JOCHEN NOELKE


                           /S/ JOCHEN NOELKE
                         -----------------------------------